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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                              CONTACT:
CompX International Inc.                            Joseph S. Compofelice
16825 Northchase Drive                              Chairman, President & CEO
Houston, Texas 77060                                Tel.  281-423-3303



               COMPX 2000 SECOND QUARTER EARNINGS CONFERENCE CALL

     HOUSTON, TEXAS ... July 14, 2000 ... CompX International Inc. (NYSE: CIX) will host a conference call for the investment community to discuss its second quarter earnings report on Tuesday, July 18, 2000 at 9:00 a.m. EDT. Mr. Joseph
S. Compofelice, Chairman of the Board, President and Chief Executive Officer will host the call.

     Participants can access the call by dialing 800.288.8968 (domestic) and
612.332.0107 (international) and request the operator to connect you to the CompX International Inc. second quarter earnings call.

     This  call  will  also  be  available  live  via  the  Internet.   Link  to
StreetEvents.com to listen to a live webcast.

     CompX is a leading manufacturer of ergonomic computer support systems, precision ball bearing slides and security products.

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